Exhibit 99.1

Perry Ellis International Reports Second Quarter Fiscal 2018 Revenues and Earnings per Share, Exceeding Guidance

MIAMI, August 24, 2017 (GLOBE NEWSWIRE) — Perry Ellis International, Inc. (NASDAQ: PERY) today reported results for the second quarter ended July 29, 2017 (“second quarter of fiscal 2018”). Second quarter results reflected increases across key financial metrics including increased total revenues and expansion in gross margin, which led to a more than doubling of pre-tax income versus the prior year second quarter.

Key Fiscal Second Quarter 2018 Financial Accomplishments and Operational Highlights:

•	Total revenues of $207 million, exceeding guidance of $202 to $205 million and rising 2.5% (3.0% in constant currency) from $202 million reported in the second quarter of fiscal 2017

•	GAAP gross margin expanded 40 basis points to 37.0% as compared to 36.6% in the prior year period reflecting increases in margin across core brands

•	Adjusted pre-tax income of $3.2 million, rose 116% from adjusted pre-tax income of $1.5 million in the second quarter of fiscal 2017;

•	GAAP pre-tax income was $2.7 million compared to a pre-tax loss of $4.4 million in the comparable period of the prior year

•	Adjusted diluted EPS of $0.16, exceeded guidance of $0.07 to $0.10 per diluted share, compared to adjusted diluted EPS of $0.15 in the second quarter of fiscal 2017;

•	GAAP diluted EPS was $0.06 compared to a diluted EPS loss of $0.24 in the comparable period of the prior year

•	First six months, cash flow from operations tops $40 million with net debt to total capitalization of 8.6%

Company reiterates guidance for fiscal year 2018 for revenues in a range of $870 million to $880 million and diluted earnings per share in a range of $2.07 to $2.17.

Oscar Feldenkreis, Chief Executive Officer and President, commented, “We delivered strong second quarter results, exceeding both our top and bottom line guidance, continuing our positive momentum from first quarter. Our ongoing positive performance demonstrates the power of our core brands, the strong response to our product innovations and the intense focus with which we direct our resources to deliver. As a result of our strategies, the quarter saw growth across all key operating metrics with increased net revenue, expansion in gross margin, a significant increase in operating profit and a more than doubling of adjusted pre-tax earnings. Of particular strength were our PERRY ELLIS, Original Penguin, Golf Sportswear and Nike brands. Our brands and business are positioned for success as we enter the fall season and as such have reiterated our guidance.”

Fiscal 2018 Second Quarter Results

Total revenue was $207 million, a 2.5% increase (3.0% in constant currency) compared to $202 million reported in the second quarter of fiscal 2017. This reflected growth in core brand sales and strong sell through rates throughout the spring season. The disciplined management of inventory along with increased sales of higher margin core brands led to a 40 basis point expansion in GAAP gross margin to 37.0% in the second quarter from 36.6% in the second quarter of fiscal 2017. Adjusted gross margin was also 37.0% compared with adjusted gross margin of 36.6% in the comparable period of the prior year. (Adjusted gross margin excludes certain items as outlined in Table 2 Reconciliation of Gross Profit to Adjusted Gross Profit and Adjusted Gross Margin.)

Adjusted EBITDA totaled $8.5 million as compared to $7.1 million in the comparable period of the prior year. (Adjusted EBITDA excludes certain items as outlined in Table 3, Reconciliation of Net Income to EBITDA and Adjusted EBITDA.)

Adjusted pre-tax income was $3.2 million, increasing 116% from $1.5 million in the second quarter of fiscal 2017. GAAP pre-tax income was $2.7 million compared to a pre-tax loss of $4.4 million in the comparable period of prior year. (Adjusted pre-tax income (loss) excludes certain items as outlined in Table 4 Reconciliation of Net Income (loss) before taxes to Adjusted Net Income (loss) before taxes.)

As reported under GAAP, the second quarter of fiscal 2018 net income was $1.0 million, or $0.06 per diluted share, compared to a GAAP net loss of $3.6 million, or $0.24 per diluted share, in the prior year period. On an adjusted basis, the fiscal 2018 second quarter net income was $2.5 million, or $0.16 per diluted share, as compared to adjusted net income of $2.3 million, or $0.15 per diluted share in the second quarter of fiscal 2017. (Adjusted net income and adjusted earnings per diluted share exclude certain items as outlined in Table 1 Reconciliation of net income (loss) and income (loss) per diluted share to adjusted net income and adjusted net income per diluted share.)

Balance Sheet and Cash Flows

The Company’s financial position continues to get stronger. Cash and investments at the end of the second quarter of fiscal 2018 totaled $53 million and the company’s net debt to total capitalization stood at 8.6% at the end of the second quarter of fiscal 2018 as compared to 17.3% at the end of the second quarter of fiscal 2017. Working capital management continues to be a critical focus across the organization as inventory turned at approximately 4 times as of the end of the second quarter of fiscal 2018. Cash flow from operations increased to $40 million for the first six months of fiscal 2018 compared to $36 million in the first six months of fiscal 2017.

George Feldenkreis, Executive Chairman, Perry Ellis International, commented, “We continue to successfully navigate the changing US retail environment, as demonstrated by our strong second quarter performance, and remain committed to accelerate our revenues by creating opportunities that strengthen the performance of our brands. Our investment in talent, marketing and our digital platform is elevating our brands around the world.”

About Perry Ellis International

Perry Ellis International, Inc. is a leading designer, distributor and licensor of a broad line of high quality men’s and women’s apparel, accessories and fragrances. The Company’s collection of dress and casual shirts, golf sportswear, sweaters, dress pants, casual pants and shorts, jeans wear, active wear, dresses and men’s and women’s swimwear is available through all major levels of retail distribution. The Company, through its wholly owned subsidiaries, owns a portfolio of nationally and internationally recognized brands, including: Perry Ellis®, Original Penguin® by Munsingwear®, Laundry by Shelli Segal®, Rafaella®, Cubavera®, Ben Hogan®, Savane®, Grand Slam®, John Henry®, Manhattan®, Axist®, Jantzen® and Farah®. The Company enhances its roster of brands by licensing trademarks from third parties, including: Nike® and Jag® for swimwear, and Callaway®, PGA TOUR®, and Jack Nicklaus® for golf apparel. Additional information on the Company is available at http://www.pery.com.

Safe Harbor Statement

We caution readers that the forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations rather than historical facts and they are indicated by words or phrases such as “anticipate,” “believe,” “budget,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “guidance,” “indicate,” “intend,” “may,” “might,” “plan,” “possibly,” “potential,” “predict,” “probably,” “proforma,” “project,” “seek,” “should,” “target,” or “will” or the negative thereof or other variations thereon and similar words or phrases or comparable terminology. Such forward-looking statements include, but are not limited to, statements regarding Perry Ellis’ strategic operating review, growth initiatives and internal operating improvements intended to drive revenues and enhance profitability, the implementation of Perry Ellis’ profitability improvement plan and Perry Ellis’ plans to exit underperforming, low growth brands and businesses. We have based such forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, many of which are beyond our control. These factors include: general economic conditions, a significant decrease in business from or loss of any of our major customers or programs, anticipated and unanticipated trends and conditions in our industry, including the impact of recent or future retail and wholesale consolidation, recent and future economic conditions, including turmoil in the financial and credit markets, the effectiveness of our planned advertising, marketing and promotional campaigns, our ability to contain costs, disruptions in the supply chain, including, but not limited to those caused by port disruptions, disruptions due to weather patterns, our future capital needs and our ability to obtain financing, our ability to protect our trademarks, our ability to integrate acquired businesses, trademarks, trade names and licenses, our ability to predict consumer preferences and changes in fashion trends and consumer acceptance of both new designs and newly introduced products, the termination or non-renewal of any material license agreements to which we are a party, changes in the costs of raw materials, labor and advertising, our ability to carry out growth strategies including expansion in international and direct-to-consumer retail markets, the effectiveness of our plans, strategies, objectives, expectations and intentions which are subject to change at any time at our discretion, potential cyber risk and technology failures which could disrupt operations or result in a data breach, the level of consumer spending for apparel and other merchandise, our ability to compete, exposure to foreign currency risk and interest rate risk, the impact to our business resulting from the United Kingdom’s referendum vote to exit the European Union and the uncertainty surrounding the terms and conditions of such a withdrawal, as well as the related impact to global stock markets and currency exchange rates; possible disruption in commercial activities due to terrorist activity and armed conflict, actions of activist investors and the cost and disruption of responding to those actions, and other factors set forth in Perry Ellis’ filings with the Securities and Exchange Commission. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those risks and uncertainties detailed in Perry Ellis’ filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which are valid only as of the date they were made. We undertake no obligation to update or revise any forward-looking statements to reflect new information or the occurrence of unanticipated events or otherwise.

Contact:

Annette Ramos, Investor Relations

305-873-1488

Annette.ramos@pery.com

PERRY ELLIS INTERNATIONAL, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA (UNAUDITED)

(amounts in 000’s, except per share information)

INCOME STATEMENT DATA:

	Three Months Ended		Six Months Ended
	July 29, 2017	July 30, 2016	July 29, 2017	July 30, 2016
Revenues
Net sales	$198,394	$193,341	$432,217	$444,216
Royalty income	8,215	8,312	16,482	18,731

Total revenues	206,609	201,653	448,699	462,947
Cost of sales	130,129	127,822	281,131	294,032

Gross profit	76,480	73,831	167,568	168,915
Operating expenses
Selling, general and administrative expenses	68,412	72,654	139,611	142,588
Depreciation and amortization	3,496	3,716	6,964	7,183

Total operating expenses	71,908	76,370	146,575	149,771

Operating income	4,572	(2,539)	20,993	19,144
Interest expense	1,869	1,889	3,825	3,914

Net income (loss) before income taxes	2,703	(4,428)	17,168	15,230
Income tax provision	1,724	(863)	3,418	4,545

Net income (loss)	$979	$(3,565)	$13,750	$10,685

Net income (loss), per share
Basic	$0.06	$(0.24)	$0.91	$0.72

Diluted	$0.06	$(0.24)	$0.90	$0.71

Weighted average number of shares outstanding
Basic	15,075	14,953	15,042	14,882
Diluted	15,289	14,953	15,296	15,139

PERRY ELLIS INTERNATIONAL, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA (UNAUDITED)

(amounts in 000’s)

BALANCE SHEET DATA:

	As of
	July 29, 2017	January 28, 2017
Assets
Current assets:
Cash and cash equivalents	$23,812	$30,695
Investments	28,870	10,921
Accounts receivable, net	131,455	140,240
Inventories	131,197	151,251
Other current assets	6,819	8,109

Total current assets	322,153	341,216

Property and equipment, net	59,272	61,835
Intangible assets, net	186,633	187,051
Deferred income taxes	462	334
Other assets	2,226	2,269

Total assets	$570,746	$592,705

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$69,358	$92,843
Accrued expenses and other liabilities	25,906	20,861
Accrued interest payable	1,407	1,450
Income taxes payable	1,334	—
Unearned revenues	3,579	2,710

Total current liabilities	101,584	117,864

Long term liabilities:
Senior subordinated notes payable, net	49,744	49,673
Senior credit facility	—	22,504
Real estate mortgages	33,153	33,591
Unearned revenues and other long-term liabilities	55,930	55,386

Total long-term liabilities	138,827	161,154

Total liabilities	240,411	279,018

Equity
Total equity	330,335	313,687

Total liabilities and equity	$570,746	$592,705

PERRY ELLIS INTERNATIONAL, INC. AND SUBSIDIARIES

Table 1

Reconciliation of net income (loss) and net income (loss) per diluted share to adjusted net income and adjusted net income per diluted share

(UNAUDITED)

(amounts in 000’s, except per share information)

	Three Months Ended		Six Months Ended
	July 29, 2017	July 30, 2016	July 29, 2017	July 30, 2016
Net income (loss)	$979	$(3,565)	$13,750	$10,685
Adjustments:
Costs on exited brands	—	—	—	869
Costs of streamlining and consolidation of operations, legal settlement and other strategic initiatives	473	5,897	473	5,951
Tax expense	1,055	—	1,055	—

Net income, as adjusted (1)	$2,507	$2,332	$15,278	$17,505

	Three Months Ended		Six Months Ended
	July 29, 2017	July 30, 2016	July 29, 2017	July 30, 2016
Net income (loss) per share, diluted	$0.06	$(0.24)	$0.90	$0.71

Net per share costs on exited brands	—	—	—	0.06
Net per share costs of streamlining and consolidation of operations, legal settlement and other strategic initiatives	0.03	0.39	0.03	0.39
Net per share gain on provision for income tax	0.07	—	0.07	—

Adjusted net income per share, diluted (1)	$0.16	$0.15	$1.00	$1.16

(1)	Net income, as adjusted, and adjusted net income per share, diluted, consists of net income (loss) or net income (loss) per share, diluted, as the case may be, adjusted for the impact of the costs on exited brands, and costs of streamlining and consolidation of operations, legal settlement, and other strategic initiatives, as well as the tax impact of our tax audit. These costs are not indicative of our core operations and thus to get a more comparable result with the operating performance of the apparel industry, they have been removed, net of taxes, from the calculation.

PERRY ELLIS INTERNATIONAL, INC. AND SUBSIDIARIES

Table 2

RECONCILIATION OF GROSS PROFIT TO ADJUSTED GROSS PROFIT AND ADJUSTED GROSS MARGIN(1)

(UNAUDITED)

(amounts in 000’s)

	Three Months Ended		Six Months Ended
	July 29, 2017	July 30, 2016	July 29, 2017	July 30, 2016
Gross profit	$76,480	$73,831	$167,568	$168,915

Costs on exited brands	—	—	—	869
Costs of streamlining and consolidation of operations, and other strategic initiatives	40	—	40	—

Gross profit, as adjusted	$76,520	$73,831	$167,608	$169,784

Total revenues	$206,609	$201,653	$448,699	$462,947

Gross margin, as adjusted	37.0%	36.6%	37.4%	36.7%

(1)	Adjusted gross profit consists of gross profit adjusted for costs on exited brands and costs of streamlining and consolidation of operations, and other strategic initiatives. We believe these costs are not indicative of our core operations and thus we have removed them to provide investors and analysts with a more comparable result when comparing our operating performance to that of the apparel industry.

PERRY ELLIS INTERNATIONAL, INC. AND SUBSIDIARIES

Table 3

RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA(1)

(UNAUDITED)

(amounts in 000’s)

	Three Months Ended		Six Months Ended
	July 29, 2017	July 30, 2016	July 29, 2017	July 30, 2016
Net income (loss)	$979	$(3,565)	$13,750	$10,685

Depreciation and amortization	3,496	3,716	6,964	7,183
Interest expense	1,869	1,889	3,825	3,914
Income tax provision	1,724	(863)	3,418	4,545

EBITDA	8,068	1,177	27,957	26,327

Adjustments:
Costs on exited brands	—	—	—	869
Costs of streamlining and consolidation of operations, legal settlement, and other strategic initiatives	473	5,897	473	5,951

EBITDA, as adjusted	$8,541	$7,074	$28,430	$33,147

Gross profit	$76,480	$73,831	$167,568	$168,915
Adjustments:
Selling, general and administrative expenses	(68,412)	(72,654)	(139,611)	(142,588)
Costs on exited brands	—	—	—	869
Costs of streamlining and consolidation of operations, legal settlement and other strategic initiatives	473	5,897	473	5,951

EBITDA, as adjusted	$8,541	$7,074	$28,430	$33,147

Total revenues	$206,609	$201,653	$448,699	$462,947

EBITDA margin percentage of revenues	4.1%	3.5%	6.3%	7.2%

(1)	Adjusted EBITDA consists of income before interest, taxes, depreciation, amortization, costs on exited brands, costs of streamlining and consolidation of operations, legal settlement, and other strategic initiatives. Adjusted EBITDA is not a measurement of financial performance under accounting principles generally accepted in the United States of America, and does not represent cash flow from operations. Adjusted EBITDA is presented solely as a supplemental disclosure because management believes that it is a common measure of operating performance in the apparel industry. In addition, we present adjusted EBITDA because we believe it assists investors and analysts in comparing our performance across periods on a consistent basis by excluding items that we do not believe are indicators of our core operating performance.

PERRY ELLIS INTERNATIONAL, INC. AND SUBSIDIARIES

Table 4

Reconciliation of net income (loss) before income taxes to adjusted net income (loss) before income taxes

(UNAUDITED)

(amounts in 000’s, except per share information)

	Three Months Ended		Six Months Ended
	July 29, 2017	July 30, 2016	July 29, 2017	July 30, 2016
Net income (loss) before income taxes	$2,703	$(4,428)	$17,168	$15,230
Adjustments:
Costs on exited brands	—	—	—	869
Costs of streamlining and consolidation of operations, legal settlement and other strategic initiatives	473	5,897	473	5,951

Net income (loss) before income taxes, as adjusted (1)	$3,176	$1,469	$17,641	$22,050

(1)	Net income (loss) before income taxes, as adjusted, consists of net income (loss) before income taxes, adjusted for the impact of the costs on exited brands, and costs of streamlining and consolidation of operations, legal settlement, and other strategic initiatives. These costs are not indicative of our core operations and thus to get a more comparable result with the operating performance of the apparel industry, they have been removed, net of taxes, from the calculation.